Exhibit (o) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED U.S. GOVERNMENT BOND FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




SIGNATURES                                           TITLE                                                     DATE



/s/John F. Donahue                                   Chairman and Trustee                           August 25, 1999
-------------------------------------------------
John F. Donahue                                        (Chief Executive Officer)



/s/Glen R. Johnson                                   President                                      August 25, 1999
Glen R. Johnson



/s/Richard J. Thomas                                 Treasurer                                      August 25, 1999
-------------------------------------------------
Richard J. Thomas                                    (Principal Financial and
                               Accounting Officer)



/s/Thoms G. Bigley                                   Trustee                                        August 25, 1999
Thomas G. Bigley



/s/John T. Conroy, Jr.                               Trustee                                        August 25, 1999
-------------------------------------------------
John T. Conroy, Jr.





SIGNATURES                                           TITLE                                                     DATE



/s/William J. Copeland                               Trustee                                        August 25, 1999
William J. Copeland



/s/Lawrence D. Ellis, M.D.                           Trustee                                        August 25, 1999
-------------------------------------------------
Lawrence D. Ellis, M.D.



/s/Peter E. Madden                                   Trustee                                        August 25, 1999
Peter E. Madden



/s/John E. Murray, Jr.                               Trustee                                        August 25, 1999
-------------------------------------------------
John E. Murray, Jr.



/s/Marjorie P. Smuts                                 Trustee                                        August 25, 1999
Marjorie P. Smuts




Sworn to and subscribed before me this 25th day of August, 1999.




/s/ Loretta Y. Crum
Notarial Seal
Loretta Y. Crum, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Aug.  23, 2002
Member, Pennsylvania Association of Notaries